SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      January 26, 2000
(Date of earliest event reported)  (January 25, 2000)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)

Item 5.  Other Events

On January 25, 1999, the Registrant issued the following press release:

"CTC Communications Secures $225 Million Senior Secured
Facility Underwritten by TD Securities-USA
--Capital Infusion Funds CTC's Base Plan Expansion of both its Integrated Communications Network and Branch Office Locations--

WALTHAM, Mass. Jan. 25, 2000-- CTC Communications (NASDAQ:CPTL)--a rapidly expanding provider of state-of-the-art integrated communications solutions for medium-to-large enterprises in the Northeast United States - today announced that it has negotiated a $225 million senior secured credit facility from TD Securities (USA) Inc., a subsidiary of The Toronto-Dominion Bank, to fund it's base plan for expansion of both its branch sales offices and the company's Cisco(R) Powered, broadband IP+ATM network, IntelliNET(SM).

TD Securities will be bookrunner for the $225 million senior secured facility, which includes both term and revolver components. Proceeds will be used to retire CTC's current $75 million senior credit facility as well as provide working capital for CTC's branch sales office and network expansion. The facility includes a $50 million senior secured 7 1/2 year revolving credit facility, a $100 million senior secured 7 1/2 year delayed draw term loan and a $75 million senior secured 8 year term loan. The entire $225 million is available to CTC immediately following closing, which is anticipated to complete prior to the end of March, 2000.

"CTC's ongoing performance on numerous key measures - including EBITDA, efficient use of capital, customer acquisition and retention, technology deployment and intelligent build-out - underscores the Company's strong capability to execute its plans and generate significant demand in the marketplace," stated Ian Crowe, Vice Chairman of TD Securities. "TD Securities is confident in CTC's strategy, management team and its ability to continue its growth curve and cost effectively execute its plans."

Commented Robert Fabbricatore, CTC's Chairman and CEO, "Customer demand for converged services on our IntelliNET(SM) network has been exceptional. This TD Securities facility funds our base plan for branch and network expansion as well as provides us with a solid financial foundation for executing additional growth initiatives. As a starting point, we will immediately grow the network coverage South to include Washington DC, as well as implement our branch office expansion to cover this same geography. I am very pleased with the financial support and confidence that Toronto Dominion has demonstrated in CTC and its growth plan."

    About CTC Communications

CTC is a rapidly growing, full-service Integrated Communications Provider
(ICP) delivering converged voice, data, Internet and video solutions to medium and larger business customers in the most robust telecommunications region in the world--the Washington D.C. to Boston corridor. Recently designated by Bloomberg Personal Finance Magazine as one of the top "one hundred fastest growing U.S. technology companies," CTC was serving more than 11,000 customers with 226,000+ access lines as of September 30, 1999. Central to the Company's performance and future growth is its Cisco-powered IP+ATM Integrated Communications Network (ICN) named IntelliNET(SM), which is deployed across 8 contiguous northeast states.

CTC markets its full portfolio of services through its 375 member sales and service representatives located in 28 branch offices throughout the New England States, New York, New Jersey and Maryland. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the northeast and an industry-leading line retention rate in excess of 99 percent. CTC can be found on the worldwide web at www.ctcnet.com

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the expansion of branch offices and its IntelliNET and future growth initiatives. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

#	#	#


Contact: John Dinsmore			John Pittenger
Feldman Communications Inc.		CTC Communications
410-571-8900 (t) 				781-466-1302 (t)
JDFelCom@aol.com (e) 			Pitt@ctcnet.com
www.FeldmanCommunications.com 	www.ctcnet.com"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration

Dated:  January 26, 2000